Exhibit 99.1

QLT COMPLETES SALE OF PUNCTAL PLUG TECHNOLOGY TO

MATI THERAPEUTICS

For Immediate Release	April 4, 2013

VANCOUVER, British Columbia (GLOBE NEWSWIRE) — QLT Inc. (Nasdaq:QLTI) (TSX:QLT) (“QLT” or the “Company”) announced today that it has completed the sale of the Company’s punctal plug drug delivery system (“PPDS”) technology (the “Technology”) to Mati Therapeutics Inc. (“Mati”), a development company founded by Robert Butchofsky, QLT’s former President & CEO. As previously reported, on December 24, 2012, the Company entered into an exclusive option agreement with Mati under which QLT granted Mati a 90-day option to acquire assets related to QLT’s PPDS Technology in exchange for $500,000. On April 3, 2013, following Mati’s exercise of the option, the Company and Mati entered into an asset purchase agreement and completed the sale of the PPDS Technology to Mati. Under the terms of the asset purchase agreement, QLT received an additional payment of $750,000 at closing and is eligible to receive potential payments upon the satisfaction of certain product development and commercialization milestones that could reach $19.5 million (or exceed that amount if more than two products are commercialized), a low single digit royalty on world-wide net sales of all products using or developed from the PPDS Technology and a fee on payments received by Mati in respect of the PPDS Technology other than net sales.

“QLT is satisfied to have completed the sale of the PPDS Technology to its most consistently bullish proponent. We are also very pleased that many of our severed employees have been re-hired by Mati Therapeutics. We certainly wish Mr. Butchofsky and his team the greatest success with the PPDS from which our owners at QLT stand to benefit,” said Mr. Jason M. Aryeh, Chairman of the Board.

About QLT

QLT is a biotechnology company dedicated to the development and commercialization of innovative ocular products that address the unmet medical needs of patients and clinicians worldwide. We are focused on developing our synthetic retinoid program for the treatment of certain inherited retinal diseases.

QLT is based in Vancouver, Canada and the Company is publicly traded on NASDAQ (symbol: QLTI) and the Toronto Stock Exchange (symbol: QLT). For more information about the Company’s products and developments, please visit our web site at www.qltinc.com.

QLT Inc. Contacts:

Investor & Media Relations

Andrea Rabney or David Pitts

Argot Partners

212-600-1902

andrea@argotpartners.com

david@argotpartners.com

Certain statements in this press release constitute “forward-looking statements” of QLT within the meaning of the Private Securities Litigation Reform Act of 1995 and constitute “forward-looking information” within the meaning of applicable Canadian securities laws. Forward-looking statements include, but are not limited to: statements concerning the potential milestones and royalties on the development and commercialization of the punctal plug drug delivery system technology; and statements which contain language such as: “assuming,” “prospects,” “goal,” “future,” “projects,” “potential,” “could,” “believes,” “expects”; “hopes” and “outlook.” Forward-looking statements are predictions only which involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from those expressed in such statements. Many such risks, uncertainties and other factors are taken into account as part of our assumptions underlying these forward-looking statements and include, among others, the following: risks and uncertainties related to the impacts that QLT’s strategic initiatives will have on the market price of our securities; uncertainties related to the development of the punctal plug drug delivery system; uncertainties relating to our development plans, timing and results of the clinical development and commercialization of our technologies; assumptions related to continued enrollment trends, efforts and success, and the associated costs of our programs; outcomes for our clinical trials may not be favorable or may be less favorable than interim/preliminary results and/or previous trials; there may be varying interpretations of data produced by one or more of our clinical trials; the timing, expense and uncertainty associated with the regulatory approval process for products to advance through development stages; risks and uncertainties associated with the safety and effectiveness of our technology; risks and uncertainties related to the scope, validity, and enforceability of our intellectual property rights and the impact of patents and other intellectual property of third parties; the Company’s future operating results are uncertain and likely to fluctuate; currency fluctuations; and general economic conditions and other factors described in detail in QLT’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Forward-looking statements are based on the current expectations of QLT and QLT does not assume any obligation to update such information to reflect later events or developments except as required by law.